Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
CSA (Barbados) Investment Co. Ltd.	Barbados
Cooper Nishikawa Brasil Ltda.	Brazil
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper (Wuhu) Automotive Co., Ltd.	China
Cooper Standard INOAC Automotive (Huai’an) Co. Ltd.	China
Cooper Standard Sealing (Shanghai) Co., Ltd.	China
Cooper-Standard Jingda (Jingzhou) Automotive Co., Ltd. (36%)	China
Cooper-Standard Automotive (Suzhou) Co., Ltd.	China
Cooper-Standard Automotive (Kunshan) Co., Ltd.	China
Cooper-Standard Automotive (Changchun) Co., Ltd.	China
Cooper-Standard Automotive (Chongqing) Co., Ltd.	China
Shanghai Jyco Sealing Products Co., Ltd.	China
Shenya Sealing (Guangzhou) Co., Ltd.	China
Shenya Sealing (Shenyang)_ Co., Ltd.	China
Sheyna Sealing (Huai’an) Co., Ltd. (70%)	China
Cooper-Standard Automotive Ceská republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Ceska republika s.r.o.	Czech Republic
Cooper Standard France SAS	France
Cooper-Standard Automotive France S.A.S.	France
Cooper Standard GmbH	Germany
Cooper Standard Technical Rubber GmbH	Germany
Cooper-Standard Automotive (Deutschland) GmbH	Germany
CSA Germany GmbH & Co. KG	Germany
CSA Germany Verwaltungs GmbH	Germany
CSA Holding (Deutschland) GmbH	Germany
Metzeler Kautschuk Unterstuetzungskasse GmbH	Germany
Cooper-Standard Automotive India Private Limited	India
Cooper-Standard India Private Ltd.	India
Sujan Cooper Standard AVS Private Limited (50%)	India
Cooper-Standard Automotive Italy SpA	Italy
Cooper Standard Automotive Japan K.K.	Japan
Cooper-Standard Automotive Korea Inc.	Korea
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive FHS, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V.	Mexico
Cooper-Standard Automotive Services, S. de R.L. de C.V.	Mexico
Cooper-Standard de Mexico S de RL de CV	Mexico
Manufacturera El Jarudo, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Piotrkow sp zoo	Poland
Cooper-Standard Polska sp z o.o.	Poland

Subsidiary Name	Jurisdiction of Organization
CSF Poland z o.o.	Poland
Cooper-Standard Romania SRL	Romania
Cooper Standard Srbija DOO Sremska Mitrovica	Serbia
Cooper-Standard Holdings Singapore Pte. Ltd.	Singapore
Cooper-Standard INOAC Pte. Ltd. (51%)	Singapore
Cooper-Standard Automotive España, S.L.	Spain
Cooper Standard Sweden (2)	Sweden
Nishikawa Tachaplalert Cooper Ltd. (20%)	Thailand
Cooper-Standard Automotive International Holdings B.V.	The Netherlands
Cooper-Standard Latin America BV	The Netherlands
CSA International Holdings C.V.	The Netherlands
CSA International Holdings Coöperatief U.A.	The Netherlands
Cooper-Standard Automotive (UK) Pension Trust Limited	United Kingdom
Cooper-Standard Automotive UK Limited	United Kingdom
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	United States (Delaware)
Cooper-Standard Canada Holdings LLC	United States (Delaware)
Cooper-Standard FHS LLC	United States (Delaware)
CS Intermediate HoldCo 1 LLC	United States (Delaware)
CS Mexico Holdings. LLC	United States (Delaware)
NISCO Holding Company	United States (Delaware)
Nishikawa Cooper LLC (40%)	United States (Delaware)
Cooper-Standard Foundation Inc. (3)	United States (Michigan)
Cooper-Standard Automotive NC L.L.C.	United States (North Carolina)
Cooper-Standard Automotive Inc.	United States (Ohio)
Cooper-Standard Automotive OH, LLC	United States (Ohio)
CSA Services Inc.	United States (Ohio)

(1) Subsidiaries as of February 18, 2016; wholly-owned except as otherwise indicated
(2) This is a branch office of Cooper-Standard Automotive International Holdings B.V.
(3) This is a Michigan non-profit corporation